Exhibit 5 & 23.1
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                                       September 15, 2000


EMC Insurance Group Inc.
717 Mulberry Street
Des Moines, Iowa 50309

     RE:  Amended and Restated Dividend Reinvestment and Stock Purchase Plan

Ladies and Gentlemen:

     We have acted as special counsel to EMC Insurance Group Inc., an Iowa corporation (the "Company") in connection with the registration of 3,000,000 shares of the common stock, $1.00 par value (of which 1,000,000 shares are newly registered shares (the "Shares")) of the Company, being registered under the Securities Act of 1933, as amended, pursuant to a post-effective amendment No. 3 to registration statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Registration Statement"). The Shares may be issued and/or sold by the Company from time to time in connection with the Amended and Restated Dividend Reinvestment and Stock Purchase Plan of the Company (the "Plan"). For purposes of this opinion, we have made such investigations and examined such documents and questions of law as we deemed necessary and appropriate.

     Based on the foregoing, we are of the opinion that the Shares, when issued and/or sold and paid for in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement and to all references to this law firm in the Registration Statement or the Prospectus included therein. In giving this consent, we do not thereby admit that we are included in the category of persons where consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

     We are admitted to the Bar of the State of Iowa, and express no opinion herein as to the laws of any other jurisdiction, including the laws of the United States of America.

     Except as expressly set forth herein, we express no opinion, and no opinion is implied or may be inferred, in connection with the Registration Statement, the Plan or the issuance of the Shares. Without limiting the generality of the foregoing, we express no opinion with respect to the securities or blue sky laws of the State of Iowa or any other jurisdiction.

                                       Respectfully Submitted,

                                       /s/ G. Thomas Sullivan
                                       -------------------------
                                       G. Thomas Sullivan